Exhibit 99.1

Power Solutions International, Inc	201 Mittel Dr. Wood Dale, IL 60191 www.powersint.com

POWER SOLUTIONS INTERNATIONAL, INC. REPORTS

THIRD QUARTER 2012 RESULTS

Net sales up 21% year over year, 3% sequentially

Net income of $1.8 million or $0.20 per diluted common share

Wood Dale, IL – November 12, 2012—Power Solutions International, Inc. (OTC-BB: PSIX.OB), a leader in the design, engineering and manufacture of emissions-certified alternative-fuel and conventional power systems, today announced its financial results for the third quarter and nine months ended September 30, 2012. Net sales for the quarter were up 21% year over year and 3% sequentially. Both net income and adjusted net income were $1.8 million or $0.20 per diluted common share.

“Our company reported strong results this quarter while also preparing for substantial future growth,” stated Gary Winemaster, Chief Executive Officer of Power Solutions. “During the quarter we relocated to expanded manufacturing facilities that should be able to support our growth to $500 million or more in annual sales. During that move, we sustained production, avoided unplanned costs, and recorded a new high in quarterly revenue. The robust secular trend to alternative-fuel power systems in industrial markets, along with our comprehensive product line, positions us well for future growth.”

Third Quarter 2012 Financial Results

Net sales for the third quarter of 2012 were $51.7 million, an increase of 21% from the third quarter of 2011. Net sales increased 3% from the second quarter of 2012. Sales in the quarter were driven in part by growth in the Company’s large power systems.

Gross profit for the third quarter of 2012 was $8.4 million, resulting in a gross margin of 16.3%. Gross margin improved when compared to the third quarter 2011 gross margin of 15.3%, due to higher sales volumes, better mix, and improved efficiency in the supply chain for the Company’s material handling products.

Operating expense increased to 10.7% of sales in the third quarter, compared to 9.9% of sales in the third quarter of 2011. The increase was driven by larger investments in research and development, as well as greater general and administrative expenses associated with becoming a publicly traded company.

Operating expense in the third quarter of 2012 also includes costs of $303,000 ($182,000 after tax or $0.02 per diluted common share) incurred in connection with the relocation of the Company’s production, warehousing and administrative offices into new facilities. These leased facilities enabled the Company to consolidate its production and warehousing into two principal facilities, as well as establish a separate facility exclusively for its research, development and engineering activities.

Operating income of $2.9 million increased 23% from the third quarter of 2011. Operating margin of 5.6% was slightly higher than the 5.5% recorded in the year-earlier period.

Other (income) expense for the third quarter includes a non-cash gain of $199,000 (or $0.02 per diluted common share) resulting from the decrease in the estimated fair value of the liability associated with the warrants issued in the Company’s April 2011 private placement.

Net income for the third quarter of 2012, which includes the warrant revaluation adjustment and facility relocation costs, was $1.8 million, or $0.20 per diluted common share. This compares to net income of $1.9 million or $0.19 per diluted common share for the third quarter of 2011, which also includes a warrant revaluation adjustment. Net income for the third quarter of 2012 adjusted to remove the warrant revaluation impact and facility relocation costs was also $1.8 million, or $0.20 per diluted common share. This compares to adjusted net income for the third quarter of 2011 of $1.3 million, or $0.13 per diluted common share.

Summary of Diluted EPS Attributable to Common Stockholders

“Adjusted” removes all impact of warrant revaluation and facility relocation costs

	Q3 2012	Q2 2012	Q3 2011	Seq. Growth	Y/Y Growth
EPS	$0.20	$0.33	$0.19	(39%)	5%
Adjusted EPS	$0.20	$0.21	$0.13	(5%)	54%

Comparisons of per share results for the third quarter 2012 compared to the third quarter 2011 are impacted by the simplified capital structure under which the Company is now operating. As previously reported, all of the Company’s outstanding shares of preferred stock were converted into common stock as of August 26, 2011.

Third Quarter Earnings Results Conference Call

The Company will discuss its financial results and outlook in a conference call on November 12, 2012 at 3:30 PM CST. The call will be hosted by Gary Winemaster, Chief Executive Officer, and Daniel Gorey, Chief Financial Officer.

Investors in the U.S. interested in participating in the live call should dial +1 (888) 293-6952. Those calling from outside the U.S. should dial +1 (719) 325-2258. Passcode 2874780 should be entered for both. A telephone replay will be available approximately two hours after the call concludes through November 26, 2012. The replay can be accessed by dialing from the U.S. +1 (877) 870-5176, or from international locations +1 (858) 384-5517, and entering passcode: 2874780.

A simultaneous live webcast will be available on the Investor Relations section of the Company’s website at http://www.powersint.com. The webcast will be archived on the website for one year.

About Power Solutions International, Inc.

Power Solutions International, Inc. (PSI) is a leader in the design, engineering and manufacture of emissions-certified, alternative-fuel power systems. PSI provides integrated turnkey solutions to leading global original equipment manufacturers in the industrial, off- and on-road markets. The company’s unique in-house design, prototyping, engineering and testing capacities allows PSI to customize clean, high-performance engines that run on a wide variety of fuels including natural gas, propane, biogas, diesel, gasoline, or hybrid systems.

PSI develops and delivers complete ..97 to 22 liter power systems, including the new 8.8 liter engine aimed at the industrial and on-highway markets including; medium duty fleets, delivery trucks, school buses and garbage/refuse trucks. PSI power systems are currently used worldwide in power generators, forklifts, aerial lifts, and industrial sweepers, as well as in oil and gas, aircraft ground support, agricultural and construction equipment.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the current expectations of Power Solutions International, Inc. (the “Company”) about its prospects and opportunities, including expectations for the Company’s expanded manufacturing facilities. The Company has tried to identify these forward looking statements by using words such as “expect,” “anticipate,” “estimate,” “plan,” “will,” “would,” “should,” “forecast,” “believe,” “guidance,” “projection” or similar expressions, but these words are not the exclusive means for identifying such statements. The Company cautions that a number of risks, uncertainties and other important factors could cause the Company’s actual results to differ materially from those expressed in, or implied by, the forward-looking statements, including, without limitation, the development of the market for alternative fuel power systems, technological and other risks relating to the Company’s development of its new 8.8 liter engine, introduction of other new products and entry into on-road markets (including the risk that these initiatives may not be successful), the significant strain on our senior management team, support teams, manufacturing lines, information technology platforms and other resources resulting from rapid expansion of our operations, changes in environmental and regulatory policies, significant competition, general economic conditions and the Company’s dependence on key suppliers. For a detailed discussion of factors that could affect the Company’s future operating results, please see the Company’s SEC filings, including the disclosures under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Non-GAAP Financial Measures and Reconciliations

As used herein, “GAAP” refers to generally accepted accounting principles in the United States. The Company uses certain numerical measures in this press release which are or may be considered “Non-GAAP financial measures” under Regulation G. The Company has provided below for your reference supplemental financial disclosure for these measures, including the most directly comparable GAAP measures and associated reconciliations.

Reconciliation of Net Income to Adjusted Net Income

(Dollar amounts in millions)

	Three months ended September 30, 2012	Three months ended September 30, 2011
Net Income	$1.8	$1.9
Non-cash expense from warrant revaluation	(0.2)	(0.6)
Facility relocation costs	0.2	0.0
Adjusted Net Income	$1.8	$1.3

Reconciliation of Diluted EPS to Adjusted Diluted EPS

	Three months ended September 30, 2012	Three months ended September 30, 2011
Diluted earnings per common share	$0.20	$0.19
Non-cash expense from warrant revaluation	(0.02)	(0.06)
Facility relocation costs	0.02	0.00
Adjusted diluted earnings per common share	$0.20	$0.13

The Company believes supplementing its consolidated financial statements presented in accordance with GAAP with non-GAAP measures provides investors with useful information regarding the Company’s short-term and long-term trends. Adjusted net income and adjusted diluted earnings per common share are derived from GAAP results by excluding the non-cash impact related to the change in the estimated fair value of the liability associated with the warrants issued in the Company’s April 2011 private placement. The Company excludes this non-operating, non-cash impact, as the Company believes it is not indicative of its core operating results or future performance. The warrant revaluation results from facts and circumstances that fluctuate in impact and is excluded by management in its forecast and evaluation of the Company’s operational performance. Adjusted net income and adjusted diluted earnings per common share also exclude costs incurred associated with the Company’s relocation of production, warehousing and administrative offices into new facilities. The Company excludes these costs as they, similar to the warrants, are not indicative of the Company’s core operating results or future performance and are excluded by management in its forecast and evaluation of the Company’s operational performance.

Adjusted net income, adjusted diluted earnings per common share and other non-GAAP financial measures used and presented by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Investors should consider non-GAAP measures in addition to, and not as a substitute for, or as superior to, financial performance measures prepared in accordance with GAAP.

Contact:

Power Solutions International, Inc.	ICR, LLC
Dan Gorey	Gary Dvorchak
Chief Financial Officer	Senior Vice President
+1 (630) 451-2290	+1 (310) 954-1123
dgorey@powergreatlakes.com	gary.dvorchak@icrinc.com

Power Solutions International, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(Dollar amounts in thousands, except per share amount)

	September 30, 2012	December 31, 2011
ASSETS
Current assets
Cash	$655	$—
Accounts receivable, net	31,751	29,523
Inventories, net	44,551	33,393
Prepaid expenses and other current assets	1,023	1,291
Deferred income taxes	2,122	1,814

Total current assets	80,102	66,021

Property, plant, & equipment, net	6,413	3,611
Other noncurrent assets	1,978	1,451

Total assets	$88,493	$71,083

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Income taxes payable	$729	$564
Current maturities of long-term debt	23	23
Revolving line of credit	—	19,666
Accounts payable	28,867	27,574
Accrued liabilities	3,662	4,015

Total current liabilities	33,281	51,842

Revolving line of credit	29,713	—
Deferred income taxes	490	490
Private placement warrants	2,562	3,270
Long-term debt, net of current maturities	20	41
Other noncurrent liabilities	649	116

Total liabilities	66,715	55,759

Commitments and contingencies	—	—
Stockholders’ equity
Series A convertible preferred stock—$0.001 par value. Authorized: 114,000 shares. Issued and outstanding: - 0 - shares at September 30, 2012 and December 31, 2011.	—	—
Common stock—$0.001 par value. Authorized: 50,000,000 shares. Issued: 9,909,212 and 9,895,462 shares at September 30, 2012 and December 31, 2011, respectively. Outstanding: 9,078,287 and 9,064,537 shares at September 30, 2012 and December 31, 2011, respectively.	10	10
Additional paid-in-capital	10,651	10,154
Retained earnings	15,367	9,410
Treasury stock, at cost, 830,925 shares at September 30, 2012 and December 31, 2011.	(4,250)	(4,250)

Total stockholders’ equity	21,778	15,324

Total liabilities and stockholders’ equity	$88,493	$71,083

Power Solutions International, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(Dollar amounts in thousands, except per share amounts)

	Three months ended September 30, 2012	Three months ended September 30, 2011	Nine months ended September 30, 2012	Nine months ended September 30, 2011
Net sales	$51,703	$42,798	$149,890	$109,480
Cost of sales	43,293	36,236	124,419	90,454

Gross profit	8,410	6,562	25,471	19,026

Operating expenses
Research & development and engineering	2,010	1,260	5,545	3,268
Selling and service	1,315	1,608	4,600	4,775
General and administrative	2,212	1,351	6,024	3,777

Total operating expense	5,537	4,219	16,169	11,820

Operating income	2,873	2,343	9,302	7,206

Other (income) expense
Interest expense	249	195	766	1,125
Loss on debt extinguishment	—	—	—	485
Other (income) expense, net	(199)	(591)	(562)	67

Total other (income) expense	50	(396)	204	1,677

Income before income taxes	2,823	2,739	9,098	5,529
Income tax provision	977	838	3,141	2,053

Net income	$1,846	$1,901	$5,957	$3,476

Undistributed earnings	$1,846	$1,901	$5,957	$3,476

Undistributed earnings allocable to Series A convertible preferred shares	$—	$1,115	$—	$2,881

Undistributed earnings allocable to common shares	$1,846	$786	$5,957	$595

Weighted-average common shares outstanding
Basic	9,068,024	4,072,968	9,065,699	1,571,549
Diluted	9,068,024	4,072,968	9,065,699	1,571,549
Undistributed earnings per common share
Basic	$0.20	$0.19	$0.66	$0.38
Diluted	$0.20	$0.19	$0.66	$0.38

Power Solutions International, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(Dollar amounts in thousands)

	Nine months ended September 30, 2012	Nine months ended September 30, 2011
Cash flows from operating activities
Net income	$5,957	$3,476
Adjustments to reconcile net income to net cash used in operating activities
Depreciation and amortization	748	604
Deferred income taxes	(308)	(128)
Equity-based compensation	267	—
Increase (decrease) in accounts receivable allowances	57	(43)
Decrease in valuation of private placement warrants	(656)	(690)
Loss on disposal of assets	95	—
Loss on debt extinguishment	—	485
(Increase) decrease in operating assets
Accounts receivable	(2,285)	(10,379)
Inventories	(11,158)	(407)
Prepaid and other current assets	268	(243)
Other noncurrent assets	(359)	403
Increase (decrease) in operating liabilities
Accounts payable	4,878	4,376
Accrued liabilities	(425)	415
Income taxes payable	165	(431)
Other noncurrent liabilities	113	—

Net cash used in operating activities	(2,643)	(2,562)

Cash flows from investing activities
Purchases of property, plant, equipment and other assets	(2,900)	(699)
Increase in cash surrender value of life insurance	—	(12)

Net cash used in investing activities	(2,900)	(711)

Cash flows from financing activities
(Decrease) increase in cash overdraft	(3,780)	1,661
Increase (decrease) in revolving line of credit	10,047	(22,791)
Initial proceeds from borrowings under prior line of credit	—	18,338
Proceeds from issuance of preferred stock with warrants	—	18,000
Proceeds from exercise of private placement warrants	178	—
Proceeds from long-term debt	—	43
Payments on long-term debt and capital lease obligations	(21)	(7,875)
Cash paid for transaction and financing fees	(226)	(4,103)

Net cash provided by financing activities	6,198	3,273

Net change in cash	655	—
Cash at beginning of period	—	—

Cash at end of period	$655	$—

Supplemental disclosures of cash flow information
Cash paid for interest	$666	$933
Cash paid for income taxes	$3,290	$2,630